Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul G. Gabos
(727) 530-7700

LINCARE HOLDINGS INC. ANNOUNCES RECORD
2004 FINANCIAL RESULTS

Clearwater, Florida (February 7, 2005) -- Lincare Holdings Inc. (NASDAQ:LNCR), a leading provider of oxygen and other respiratory therapy services delivered to patients in the home, today announced financial results for the year ended December 31, 2004.

Revenues for the year ended December 31, 2004, were $1.269 billion, an 11% increase over revenues of $1.147 billion for the comparable period in 2003.  The 11% increase in revenues was comprised of 7% internal growth and 4% acquisition growth.  The Medicare reimbursement reductions for respiratory medications that were effective on January 1, 2004 reduced total revenues in the year by $54.2 million.  Net income for the year ended December 31, 2004, was $273.4 million compared to net income of $232.1 million for the prior year.

The Company adopted the provisions of Emerging Issues Task Force (EITF) 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share,” effective for reporting periods ending after December 15, 2004.  The Company has outstanding $275.0 million of 3.00% Convertible Senior Debentures issued in June of 2003, with a conversion price of $53.33 and a contingent conversion trigger of $64.00.  EITF 04-08 requires that the dilutive effect of contingently convertible debt instruments be reflected in diluted earnings per share by application of the if-converted method regardless of whether the market price trigger or other contingent features have been met.  Prior period earnings per share amounts presented for comparative purposes have been restated to conform with EITF 04-08.  Accordingly, the Company’s diluted earnings per share after applying the if-converted method were $2.60 for the year ended December 31, 2004, an increase of 19% over the $2.19 restated diluted earnings per share for the comparable period last year.

For the quarter ended December 31, 2004, revenues were $324.2 million, a 7% increase over revenues of $302.8 million for the fourth quarter of 2003.  The 7% increase in revenues was comprised of 5% internal growth and 2% acquisition growth.  Medicare reimbursement reductions for respiratory medications that took effect in 2004 reduced total revenues in the quarter by $14.3 million.  Net income for the quarter ended December 31, 2004, was $72.7 million compared to net income of $62.0 million for the fourth quarter of 2003. Diluted earnings per share after applying the if-converted method were $0.68 for the quarter ended December 31, 2004, an increase of 15% over the $0.59 restated diluted earnings per share for the comparable period last year.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in 2004.  Our efforts to reduce costs and control operating expenses enabled us to achieve record earnings and cash flows notwithstanding Medicare reimbursement reductions totaling in excess of $50 million.  Excluding the effects of the Medicare price cuts, we achieved internal revenue growth of approximately 12% in 2004.  We remained active in opening denovo locations in new and contiguous geographic markets and complemented our growth with acquisitions of local and regional competitors.”

Lincare added 77 new operating centers in 2004, bringing the total number of Lincare locations to 804.  The Company added 25 new operating centers through the acquisition of 26 companies with annual revenues of approximately $49.0 million and added an additional 52 locations through internal expansion.

Mr. Byrnes added, “Our financial position is strong and we are well positioned to absorb the significant Medicare reimbursement reductions to oxygen and inhalation drugs scheduled to take effect in 2005.  Lincare generated $418.9 million of cash from operating activities during 2004 and investments of cash included $89.7 million in capital expenditures and $83.0 million in business acquisition expenditures.  At December 31, 2004, cash and cash equivalents totaled $225.8 million and long-term obligations, including current maturities of bank debt, were $320.3 million.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home.  The Company provides services and equipment to over 530,000 customers in 47 states.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements.   These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements.  In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operations of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms  and other risks described in the filings of Lincare with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings.  If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements.  Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC.
Financial Summary
(Unaudited)
(In thousands, except share and per share data)

	For the three months ended

	December 31, 2004	December 31, 2003

Net revenues	$324,241	$302,783

Costs and expenses:
Costs of goods and services	47,335	45,995
Operating expenses	65,669	64,832
Selling, general and administrative expenses	63,274	62,290
Bad debt expense	4,864	4,541
Depreciation expense	21,593	20,348
Amortization expense	396	379

Operating income	121,110	104,398
Interest and other expense	2,521	4,947
Income before income taxes	118,589	99,451
Income taxes	45,881	37,495

Net income	$72,708	$61,956

Basic earnings per common share	$0.72	$0.63

Diluted earnings per common share	$0.68	$0.59

Weighted average number of common shares outstanding	100,513,512	98,524,102

Weighted average number of common shares and common share equivalents outstanding	108,242,761	106,750,944

	For the twelve months ended

	December 31, 2004	December 31, 2003

Net revenues	$1,268,531	$1,147,356

Costs and expenses:
Costs of goods and services	184,398	171,658
Operating expenses	264,447	253,341
Selling, general and administrative expenses	257,019	239,656
Bad debt expense	19,028	17,210
Depreciation expense	86,615	75,007
Amortization expense	1,537	1,587

Operating income	455,487	388,897
Interest and other expense	15,084	17,633
Income before income taxes	440,403	371,264
Income taxes	166,975	139,153

Net income	$273,428	$232,111

Basic earnings per common share	$2.74	$2.28

Diluted earnings per common share	$2.60	$2.19

Weighted average number of common shares outstanding	99,700,964	101,670,579

Weighted average number of common shares and common share equivalents outstanding	107,230,200	107,413,750

LINCARE HOLDINGS INC.
Selected Balance Sheet Data
(Unaudited)
(In thousands)

	December 31, 2004	December 31, 2003

Cash	$225,789	$9,815
Accounts Receivable, Net	137,891	151,194
Current Assets	377,855	187,090
Total Assets	1,724,521	1,431,660
Current Liabilities	130,262	147,157
Long Term Obligations, including Current Maturities of Bank Debt	320,293	370,817
Stockholders’ Equity	1,168,478	848,247

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